United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 11, 2012

Date of Report (date of earliest event reported)

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	100 Oceangate, Suite 1500
British Virgin Islands	Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

June 11, 2012

Item 5.07.	Submission of Matters to a Vote of Security Holders.

UTi Worldwide Inc., (the Company) held its annual meeting of shareholders on June 11, 2012 (the Annual Meeting) in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA. Of the 103,556,010 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 100,422,918 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1 – Election of Directors

At the Annual Meeting, both of the Company’s nominees as listed in the Company’s proxy statement were elected. Accordingly, the following individuals were elected as class “C” directors to serve a three year term and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian D. Belchers	95,806,513	1,631,040	2,985,365
Roger I. MacFarlane	94,311,702	3,125,851	2,985,365

Proposal 2 – Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and narrative discussion following the Compensation Discussion and Analysis. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,281,663	15,275,767	880,123	2,985,365

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accountants

At the Annual Meeting, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2013 was ratified by the Company’s shareholders. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,871,082	539,353	12,483	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: June 14, 2012	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President and Chief Legal Officer